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                                                                   Exhibit 10.28

                     TECHNOLOGY COLLATERAL ESCROW AGREEMENT

                                 Account Number

This agreement ("Agreement") is effective January 24, 2003 among DSI Technology Escrow Services, Inc. ("DSI"), AirNet Communications Corporation ("Depositor") and TECORE, Inc. ("TECORE") and SCP Private Equity Partners, II, LP ("SCP II") (TECORE and SCP II are referred to collectively as the "Beneficiaries" and individually as a "Beneficiary"), all of whom may collectively may be referred to in this Agreement as the "Parties".

A. One or about the date hereof, Depositor and Beneficiaries have entered or will enter into a Bridge Loan Agreement, Bridge Promissory Note, Security Agreement and/or other agreement(s) (collectively referred to in this Agreement as "the Collateral Agreement") regarding certain proprietary technology of Depositor.

B. Depositor desires to avoid disclosure of its proprietary technology except under certain limited circumstances.

C. The availability of the collateral, the proprietary technology of Depositor, is critical to Beneficiaries in the conduct of their respective businesses and in the performance of the Collateral Agreement. Therefore, Beneficiaries need access to the proprietary technology under certain limited circumstances.

D. Depositor and Beneficiaries desire to establish an escrow with DSI to provide for the retention, administration and controlled access of the proprietary technology materials of Depositor.

E. The parties desire this Agreement to be supplementary to the Collateral Agreement pursuant to 11 United States [Bankruptcy] Code, Section 365(n).

ARTICLE 1  --  DEPOSITS

1.1 Obligation to Make Deposit. Depositor shall deliver to DSI the proprietary technology and other materials identified on Exhibit A (collectively, "Deposit Materials"), which is to be prepared and signed by Depositor and each Beneficiary, as follows: (a) Depositor shall deliver each of the items described in Section 1(a) of Exhibit A no later than five (5) business days after the date of this Agreement; and (b) Depositor shall deliver each of the items described in Sections 1(b) through Section 1(f) of Exhibit A no later than fourteen (14) days after the date of this Agreement. DSI shall have no obligation with respect to the preparation, signing or delivery of Exhibit A.

1.2 Identification of Tangible Media. Prior to the delivery of the Deposit Materials to DSI, Depositor shall conspicuously label for identification each document, magnetic tape, disk, or other tangible media upon which the Deposit Materials are written or stored. Additionally, Depositor shall complete one copy of Exhibit B to this Agreement per deposit by listing each such tangible media by the item label description, the type of media and the quantity. Each copy of Exhibit B must be signed by Depositor and delivered to DSI with the Deposit Materials. Unless and until

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Depositor makes the initial deposit with DSI, DSI shall have no obligation with respect to this Agreement, except the obligation to notify the parties regarding the status of the deposit account as required in Section 2.2 below.

1.3 Deposit Inspection. When DSI receives the Deposit Materials and the Exhibit B, DSI will conduct a deposit inspection by visually matching the labeling of the tangible media containing the Deposit Materials to the item descriptions and quantity listed on the Exhibit B. In addition to the deposit inspection, either Beneficiary may elect to cause a verification of the Deposit Materials in accordance with Section 1.6(b) below.

1.4 Acceptance of Deposit. At completion of the deposit inspection, if DSI determines that the labeling of the tangible media matches the item descriptions and quantity on Exhibit B, DSI will date and sign the Exhibit B and mail a copy thereof to Depositor and each Beneficiary. If DSI determines that the labeling does not match the item descriptions or quantity on the Exhibit B, DSI will (a) note the discrepancies in writing on the Exhibit B; (b) date and sign the Exhibit B with the exceptions noted; and (c) mail a copy of the Exhibit B to Depositor and each Beneficiary. DSI's acceptance of the deposit occurs upon the signing of the Exhibit B by DSI. Delivery of the signed Exhibit B to each Beneficiary is such Beneficiary's notice that the Deposit Materials have been received and accepted by DSI.

1.5  Depositor's Representations. Depositor represents as follows:

     a. Depositor lawfully possesses all of the Deposit Materials deposited with DSI;

     b. With respect to all of the Deposit Materials, Depositor has the right and authority to grant to DSI and Beneficiaries the rights as provided in this Agreement;

     c. The Deposit Materials are subject only to the lien or other encumbrance specified in the Collateral Agreement;

     d. The Deposit Materials consist of the proprietary technology and other materials identified either in the Collateral Agreement or Exhibit A, as the case may be; and

     e. The Deposit Materials are readable and useable in their current form or, if any portion of the Deposit Materials is encrypted, the decryption tools and decryption keys have also been deposited.

1.6  Verification.

     a. DSI shall perform a Level I verification of the Deposit Materials upon the initial deposit and for each update, meaning that DSI will cause a technically qualified DSI employee to evaluate the initial Deposit Materials and each update in order to ensure that all necessary information to run software code has been included in the Deposit Materials. Without limiting the generality of the foregoing, this means that DSI will identify: (i) the hardware and software configurations reasonably necessary to maintain the Deposit Materials;
(b) the hardware and software configurations reasonably necessary to compile the Deposit Materials; and (c) the compilation instructions. DSI will then prepare and deliver to Depositor and each of the Beneficiaries a report describing the information so identified, plus media functionality and virus

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scanning results, program content confirmation, identification of third-party libraries, potential obstructions, and recommendations for ensuring a complete deposit. It shall be the responsibility of the Depositor, and not DSI, to ensure that the Deposit Materials contain the information so identified in DSI's report, as well as any other information that may be required in the Collateral Agreement.

     b. In addition to the Level I verifications which are required by Section 1.6(a), each of the Beneficiaries shall have the right, at such Beneficiary's expense, to cause higher level verifications of any Deposit Materials. Each requesting Beneficiary shall notify Depositor and DSI of such Beneficiary's request for verification. Depositor shall have the right to be present at the verification. A verification determines, in different levels of detail, the accuracy, completeness, sufficiency and quality of the Deposit Materials. If a verification is elected after the Deposit Materials have been delivered to DSI, then only DSI, or at DSI's election an independent person or company selected and supervised by DSI, may perform the verification.

1.7 Deposit Updates. Unless otherwise provided by the Collateral Agreement, Depositor shall update the Deposit Materials within 60 days of each release or development of a new version of the product or technology which is subject to the Collateral Agreement. Such updates will be added to the existing deposit. All deposit updates shall be listed on a new Exhibit B and the new Exhibit B shall be signed by Depositor. Each Exhibit B will be held and maintained separately within the escrow account. An independent record will be created which will document the activity for each Exhibit B. The processing of all deposit updates shall be in accordance with Sections 1.2 through 1.6 above. All references in this Agreement to the Deposit Materials shall include the initial Deposit Materials and any updates.

1.8 Removal of Deposit Materials. The Deposit Materials may be removed and/or exchanged only on written instructions signed by Depositor and each Beneficiary, or as otherwise provided in this Agreement.

ARTICLE 2  -- CONFIDENTIALITY AND RECORD KEEPING

2.1 Confidentiality. DSI shall maintain the Deposit Materials in a secure, environmentally safe, locked facility which is accessible only to authorized representatives of DSI. DSI shall have the obligation to reasonably protect the confidentiality of the Deposit Materials. Except as provided in this Agreement, DSI shall not disclose, transfer, make available, or use the Deposit Materials. DSI shall not disclose the content of this Agreement to any third party. If DSI receives a subpoena or other order of a court or other judicial tribunal pertaining to the disclosure or release of the Deposit Materials, DSI will immediately notify the parties to this Agreement unless prohibited by law. It shall be the responsibility of Depositor and/or Beneficiaries to challenge any such order; provided, however, that DSI does not waive its rights to present its position with respect to any such order. DSI will not be required to disobey any court or other judicial tribunal order. (See Section 7.5 below for notices of requested orders.)

2.2 Status Reports. DSI will issue to Depositor and each Beneficiary a report profiling the account history at least semi-annually. DSI may provide copies of the account history pertaining to this Agreement upon the request of any party to this Agreement.

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2.3  Audit Rights. During the term of this Agreement, Depositor and each
Beneficiary shall each have the right to inspect the written records of DSI pertaining to this Agreement. Any inspection shall be held during normal business hours and following reasonable prior notice.

ARTICLE 3  --  GRANT OF RIGHTS TO DSI

3.1 Title to Media. Depositor hereby transfers to DSI the title to the media upon which the proprietary technology and materials are written or stored. However, this transfer does not include the ownership of the proprietary technology and materials contained on the media such as any copyright, trade secret, patent or other intellectual property rights.

3.2 Right to Make Copies. DSI shall have the right to make copies of the Deposit Materials as reasonably necessary to perform this Agreement. DSI shall copy all copyright, nondisclosure, and other proprietary notices and titles contained on the Deposit Materials onto any copies made by DSI. With all Deposit Materials submitted to DSI, Depositor shall provide any and all instructions as may be necessary to duplicate the Deposit Materials including but not limited to the hardware and/or software needed.

3.3 Right to Transfer Upon Release. Depositor hereby grants to DSI the right to transfer the Deposit Materials to both Beneficiaries upon any release of the Deposit Materials for use by each Beneficiary in accordance with Section 4.3. Except upon such a release or as otherwise provided in this Agreement, DSI shall not transfer the Deposit Materials.

ARTICLE 4  -- RELEASE OF DEPOSIT

4.1 Release Conditions. As used in this Agreement, "Release Condition" shall mean the following:

     a.   The occurrence of an Event of Default; or

     b.   Depositor's failure to continue to do business in the ordinary course.

4.2 Release. If either Beneficiary believes in good faith that a Release Condition has occurred, such Beneficiary may provide to DSI an affidavit, from an officer, certifying the occurrence of the Release Condition and a request for the release of the Deposit Materials. Upon receipt of such affidavit, DSI is authorized and shall release the Deposit Materials to each of the Beneficiaries. DSI shall not be required to inquire into the truth of the affidavit or evaluate the merit of the affidavit. DSI may not refuse to deliver the Deposit Material. DSI shall provide Depositor with a copy of the requesting Beneficiary's affidavit and notice of DSI's delivery of the Deposit Materials to each of the Beneficiaries. This Agreement will terminate upon the release of the Deposit Materials held by DSI.

4.3 Right to Use Following Release. Unless otherwise provided in the Collateral Agreement, upon release of the Deposit Materials in accordance with this Article 4, each of the Beneficiaries shall have the right to use the Deposit Materials, as provided in the Collateral Agreement, for the sole purpose of exercising the rights and benefits afforded to such Beneficiary by the Collateral Agreement. Subject to each Beneficiary's right to sell and/or license the Deposit Materials in

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order to satisfy Depositor's obligations to Beneficiaries under the Collateral
Agreement, Beneficiaries shall be obligated to maintain the confidentiality of the released Deposit Materials.

ARTICLE 5  --  TERM AND TERMINATION

5.1 Term of Agreement. The initial term of this Agreement is for a period of one year. Thereafter, this Agreement shall automatically renew from year-to-year unless (a) Depositor and each of the Beneficiaries jointly instruct DSI in writing that the Agreement is terminated; or (b) the Agreement is terminated by DSI for nonpayment in accordance with Section 5.2.

5.2 Termination for Nonpayment. In the event of the nonpayment of fees owed to DSI, DSI shall provide written notice of delinquency to all parties to this Agreement. Any party to this Agreement shall have the right to make the payment to DSI to cure the default. If the past due payment is not received in full by DSI within one month of the date of such notice, then DSI shall have the right to terminate this Agreement at any time thereafter by sending written notice of termination to all parties. DSI shall have no obligation to take any action under this Agreement so long as any payment due to DSI remains unpaid.

5.3 Disposition of Deposit Materials Upon Termination. Upon termination of this Agreement, DSI shall destroy, return, or otherwise deliver the Deposit Materials in accordance with Depositor's instructions. If there are no instructions, DSI may, at its sole discretion, destroy the Deposit Materials or return them to Depositor. DSI shall have no obligation to return or destroy the Deposit Materials if the Deposit Materials are subject to another escrow agreement with DSI.

5.4 Survival of Terms Following Termination. Upon termination of this Agreement, the following provisions of this Agreement shall survive:

     a.   Depositor's Representations (Section 1.5);

     b.   The obligations of confidentiality with respect to the Deposit
          Materials;

     c. The rights granted in the sections entitled Right to Transfer Upon Release (Section 3.3) and Right to Use Following Release (Section 4.5), if a release of the Deposit Materials has occurred prior to termination;

     d.   The obligation to pay DSI any fees and expenses due;

     e.   The provisions of Article 7; and

     f. Any provisions in this Agreement which specifically state they survive the termination or expiration of this Agreement.

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ARTICLE 6  --  DSI'S FEES

6.1 Fee Schedule. DSI is entitled to be paid its standard fees and expenses applicable to the services provided. Depositor shall pay all such fees hereunder to DSI, and DSI shall notify Depositor of DSI's fees at least 60 days prior to any increase in fees. For any service not listed on DSI's standard fee schedule, DSI will provide a quote prior to rendering the service, if requested.

6.2 Payment Terms. DSI shall not be required to perform any service unless the payment for such service and any outstanding balances owed to DSI are paid in full. Fees are due upon receipt of a signed contract or receipt of the Deposit Materials whichever is earliest. If invoiced fees are not paid, DSI may terminate this Agreement in accordance with Section 5.2. Late fees on past due amounts shall accrue interest at the rate of one and one-half percent per month (18% per annum) from the date of the invoice.

ARTICLE 7  --  LIABILITY AND DISPUTES

7.1 Right to Rely on Instructions. DSI may act in reliance upon any instruction, instrument, or signature reasonably believed by DSI to be genuine. DSI may assume that any employee of a party to this Agreement who gives any written notice, request, or instruction has the authority to do so. DSI shall not be responsible for failure to act as a result of causes beyond the reasonable control of DSI. DSI will not be required to inquire into the truth, or evaluate the merit, of any statement or representation contained in any notice or document.

7.2 Indemnification. Depositor and Beneficiaries each agree to indemnify, defend and hold harmless DSI from any and all claims, actions, damages, arbitration fees and expenses, costs, attorney's fees and other liabilities ("Liabilities") incurred by DSI relating in any way to this escrow arrangement except to the extent such Liabilities were caused by the negligence or willful conduct of DSI.

7.3 Dispute Resolution. Any dispute relating to or arising from this Agreement shall be resolved by arbitration under the Commercial Rules of the American Arbitration Association. Three arbitrators shall be selected. The Depositor and each Beneficiary shall each select one arbitrator. However, if DSI is a party to the arbitration, the Beneficiaries shall jointly select one arbitrator, and DSI shall select the third arbitrator. Unless otherwise agreed by Depositor and Beneficiaries, arbitration will take place in Wilmington, Delaware, U.S.A. Any court having jurisdiction over the matter may enter judgment on the award of the arbitrator(s). Service of a petition to confirm the arbitration award may be made by First Class mail or by commercial express mail, to the attorney for the party or, if unrepresented, to the party at the last known business address.

7.4 Controlling Law. This Agreement is to be governed and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law provisions.

7.5 Notice of Requested Order. If any party intends to obtain an order from the arbitrator or any court of competent jurisdiction which may direct DSI to take, or refrain from taking any action, that party shall:

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     a.   Give DSI at least two business days' prior notice of the hearing;

     b. Include in any such order that, as a precondition to DSI's obligation, DSI be paid in full for any past due fees and be paid for the reasonable value of the services to be rendered pursuant to such order; and

     c. Ensure that DSI not be required to deliver the original (as opposed to a copy) of the Deposit Materials if DSI may need to retain the original in its possession to fulfill any of its other duties.

ARTICLE 8  --  GENERAL PROVISIONS

8.1 Entire Agreement. This Agreement, which includes the Exhibits described herein, embodies the entire understanding among the parties with respect to its subject matter and supersedes all previous communications, representations or understandings, either oral or written. DSI is not a party to any of the documents which constitute the Collateral Agreement between Depositor and Beneficiaries and has no knowledge of any of the terms or provisions of any such Collateral Agreement. DSI's only obligations to Depositor or Beneficiaries are as set forth in this Agreement. No amendment or modification of this Agreement shall be valid or binding unless signed by all the parties hereto, except that Exhibit A need not be signed by DSI, Exhibit B need not be signed by Beneficiaries and Exhibit C need not be signed.

8.2 Notices. All notices, invoices, payments, deposits and other documents and communications shall be given to the parties at the addresses specified in the attached Exhibit C. It shall be the responsibility of the parties to notify each other as provided in this Section in the event of a change of address. The parties shall have the right to rely on the last known address of the other parties. Unless otherwise provided in this Agreement, all documents and communications may be delivered by First Class mail.

8.3 Severability. In the event any provision of this Agreement is found to be invalid, voidable or unenforceable, the parties agree that unless it materially affects the entire intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall affect neither the validity of this Agreement nor the remaining provisions herein, and the provision in question shall be deemed to be replaced with a valid and enforceable provision most closely reflecting the intent and purpose of the original provision.

8.4 Successors. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties. However, DSI shall have no obligation in performing this Agreement to recognize any successor or assign of Depositor or of either Beneficiary unless DSI receives clear, authoritative and conclusive written evidence of the change of parties.

8.5 Regulations. Depositor and Beneficiaries are responsible for and warrant compliance with all applicable laws, rules and regulations, including but not limited to customs laws, import, export, and re-export laws and government regulations of any country from or to which the Deposit Materials may be delivered in accordance with the provisions of this Agreement.

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AirNet Communications Corporation        TECORE, Inc.
Depositor                                Beneficiary

By: /s/ Glenn A. Ehley                   By: /s/ Jay Salkini
   ---------------------------------        -----------------------------------
Name: Glenn A. Ehley                     Name: Jay Salkini
     -------------------------------          ---------------------------------
Title: President and Chief Executive     Title: President and Chief Executive
       Officer                                  Officer
      ------------------------------           --------------------------------
Date: January 24, 2003                   Date: January 24, 2003
     -------------------------------          ---------------------------------


DSI Technology Escrow Services, Inc.     SCP Private Equity Partners, II, LP
                                         Beneficiary

                                         By: SCP Private Equity II General
                                             Partner, L.P., its general partners

                                         By: SCP Private Equity II, LLC

By:_________________________________     By: /s/ James W. Brown
                                            -----------------------------------
Name:_______________________________     Name: James W. Brown
                                              ---------------------------------
Title:______________________________     Title: a Manager
                                               --------------------------------
Date:_______________________________     Date: January 24, 2003
                                              ---------------------------------

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                                    EXHIBIT A

                            MATERIALS TO BE DEPOSITED

                                 Account Number

1. Description of Deposit Materials. Depositor represents to Beneficiaries that, at a minimum, Deposit Materials delivered to DSI shall consist of the following:

     a. Copies of the object code and source code for: (i) version 3.2.1 of AirNet BSS Software; (ii) the most current version of "Adaptive Array"; (iii) the most current version of "Wildfire II"; (iv) the most current version of AdaptaCell; (v) the most current version of AirSite Backhaul Free Base Station software; (vi) the most current version of GPRS software; (vii) the most current version of OMC-R software; (viii) the most current version of BSC software; and
(ix) the most current version of TRAU software.

     b. The name of each third-party software application and hardware application used with the software described above in subsection 1(a) of this Exhibit A. Each such third-party item shall be identified by version, supplier and purpose.

     c. Copies of all pending, but unpublished, patent applications.

     d. Designs for all versions of every hardware product offered for sale or license by AirNet, whether manufactured by AirNet or by a third party on behalf of AirNet.

     e. Manufacturing instructions for every AirNet product.

     f. All other information which would be necessary to enable a purchaser of all of Depositor's assets to carry on development, manufacturing, sales and support of Depositor's entire product line.

2. Definitions. As used in this Agreement, the following terms have the following meanings:

     a. "Object Code" means the compiled, binary, machine-readable version of a software product

     b. "Source Code" means the original, uncompiled, raw form of software, or any translation or modification of such software which substantially preserves its original identity, together with: (a) all existing documentation, proprietary information and technical documentation which will enable a reasonably skilled software engineer(s) to maintain and enhance the software product without the aid of the developer or any other person or reference to any other materials; (b) any and all maintenance tools (test programs and program specifications), toolkits and proprietary or third party systems utilities (compiler and assembler descriptions) and make files for the software product;
(c) a description of the software product's system/program generation; and (d) specifications for all hardware and software required for use and/or support of the software product.

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AirNet Communications Corporation          TECORE, Inc.
Depositor                                  Beneficiary
By: /s/ Glenn A. Ehley                     By: /s/ Jay Salkini
   -----------------------------------        ---------------------------------
Name: Glenn A. Ehley                       Name: Jay Salkini
     ---------------------------------          -------------------------------
Title: President and Chief Executive       Title: President and Chief Executive
       Officer                                    Officer
      --------------------------------           ------------------------------
Date: January 24, 2003                     Date: January 24, 2003
     ---------------------------------          -------------------------------


SCP Private Equity Partners, II, LP
Beneficiary

By: SCP Private Equity II General Partner,
L.P., its general partner

By: SCP Private Equity II, LLC

By: /s/ James W. Brown
   -----------------------------------
Name: James W. Brown
     ---------------------------------
Title: a Manager
      --------------------------------
Date: January 24, 2003
     ---------------------------------
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                                    EXHIBIT B

                        DESCRIPTION OF DEPOSIT MATERIALS

Depositor Company Name  AirNet Communications Corporation
                        --------------------------------------------------------
Account Number _________________________________________________________________

Product Name _______________________________________ Version ___________________
(Product Name will appear as the Exhibit B Name on Account History report)

DEPOSIT MATERIAL DESCRIPTION:

Quantity      Media Type & Size        Label Description of Each Separate Item

______        Disk 3.5" or ____

______        DAT tape ____mm

______        CD-ROM

______        Data cartridge tape ____

______        TK 70 or ____ tape

______        Magnetic tape ____

______        Documentation

______        Other ______________________

PRODUCT DESCRIPTION:
Environment ____________________________________________________________________

DEPOSIT MATERIAL INFORMATION:
Is the media encrypted? Yes / No If yes, please include any passwords and the decryption tools.
Encryption tool name____________________________________Version_________________
Hardware required_______________________________________________________________
Software required_______________________________________________________________
Other required information _____________________________________________________

I certify for Depositor that the above described                DSI has inspected and accepted
the above Deposit Materials have been transmitted to DSI:       materials (any exceptions are noted above):

Signature ______________________                                Signature_________________________________
Print Name______________________                                Print Name________________________________
Date____________________________                                Date Accepted_____________________________
                                                                Exhibit B#________________________________

Send materials to: DSI, 9265 Sky Park Court, Suite 202, San Diego, CA 92123
(858) 499-1600

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                                                                       EXHIBIT C

                               DESIGNATED CONTACT

                                 Account Number

Notices, Deposit Material returns and
communications to Depositor                     Invoices to Depositor should be
should be addressed to:                         addressed to:

Company Name: AirNet Communications             same as in left column
              Corporation
Address:   3950 Dow Road
           Melbourne, Florida 32934
Contact: Stuart P. Dawley, Vice President and General Counsel
Telephone: 321-953-6780
Facsimile: 321-676-9914

Notices and communications to Beneficiaries     Invoices to Beneficiaries should
should be addressed to:                         be addressed to:

Beneficiary #1:

Company Name: TECORE, Inc.                      same as in left column
Address: 7165 Columbia Gateway Drive
         Columbia, Maryland 21406
Contact: Jay Salkini, President
Telephone: 410.872.6001
Facsimile: 410.872.6010

Beneficiary #2:

Company Name: SCP Private Equity                same as in left column
              Partners II, L.P.
Address: 300 Building, 435 Devon Park Drive
         Wayne, PA 19087
Contact:   James W. Brown
           --------------------------------
Telephone: 610-995-2900
           --------------------------------
Facsimile: 610-975-9546
           --------------------------------

Requests from Depositor or Beneficiaries to change the designated contact should be given in writing by the designated contact or an authorized employee of Depositor or Beneficiaries.

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
Contracts, Deposit Materials and notices to     Invoice inquiries and fee remittances
DSI should be addressed to:                     to DSI should be addressed to:

DSI Technology Escrow Services. Inc.            DSI Technology Escrow Services, Inc.
Contract Administration                         Accounts Receivable
9265 Sky Park Court, Suite 202                  PO Box 45156
San Diego, CA  92123                            San Francisco, CA 94145-0156

Telephone:  (858) 499-1600                      (858) 499-1636
Facsimile:  (858) 694-1919                      (858) 499-1637

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